Exhibit 4.8

                  PIF/CORNERSTONE MINISTRIES INVESTMENTS, INC.

                                       AND

                                  REGIONS BANK

                                -----------------

                                 Trust Indenture

                            Dated as of June 27, 2002

                                -----------------

                                 $45,000,000.00

                          Certificates of Indebtedness
================================================================================

                                TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS AND INCORPORATION BY REFERENCE                         1
         Section 1.01      Definitions                                         1
         Section 1.02      Other Definitions                                   2
         Section 1.03      Incorporation by Reference of Trust Indenture Act.  2
         Section 1.04      Rules of Construction.                              3
ARTICLE 2 - THE SECURITIES                                                     3
         Section 2.01      Form and Dating.                                    3
         Section 2.02      Execution and Authentication.                       3
         Section 2.03      Agents.                                             4
         Section 2.04      Security Owner Lists.                               4
         Section 2.05      Registration, Transfer and Exchange.                4
         Section 2.06      Replacement Securities.                             5
         Section 2.07      Outstanding Securities.                             5
         Section 2.08      Temporary Securities.                               5
         Section 2.09      Cancellation.                                       5
         Section 2.10      Defaulted Interest.                                 5
         Section 2.11      Book Entry Form.                                    6
ARTICLE 3 - REDEMPTION                                                         6
         Section 3.01      Notices to Paying Agent.                            6
         Section 3.02      Selection of Securities to be Redeemed.             6
         Section 3.03      Notice of Redemption.                               6
         Section 3.04      Deposit of Redemption Price.                        7
         Section 3.05      Effect of Notice of Redemption.                     7
         Section 3.06      Securities Redeemed in Part.                        7
ARTICLE 4 - COVENANTS                                                          7
         Section 4.01      Payment of Securities.                              7
         Section 4.02      Books and Records.                                  8
         Section 4.03      Use of Proceeds.                                    8
         Section 4.04      Corporate Existence.                                8
         Section 4.05      Compliance Certificate.                             8
         Section 4.06      SEC Reports.                                        8
         Section 4.07      Notices of Certain Events.                          9
ARTICLE 5 - SUCCESSOR CORPORATION                                              9
         Section 5.01      When Corporation May Merge, etc.                    9

ARTICLE 6 - DEFAULTS AND REMEDIES                                              9
         Section 6.01      Events of Default.                                  9
         Section 6.02      Acceleration.                                      11
         Section 6.03      Remedies.                                          11
         Section 6.04      Waiver of Past Defaults.                           11
         Section 6.05      Control by Majority.                               11
         Section 6.06      Limitation on Suits.                               11
         Section 6.07      Rights of Owners to Receive Payment.               12
         Section 6.08      Limited Liability.                                 12
         Section 6.09      Trustee May File Proofs of Claim.                  12
         Section 6.10      Priorities.                                        12
         Section 6.11      Undertaking for Costs.                             12
ARTICLE 7 - TRUSTEE, PAYING AGENT AND REGISTRAR                               13
         Section 7.01      Duties.                                            13
         Section 7.02      Rights of Trustee, Paying Agent and Registrar.     14
         Section 7.03      Disclaimers.                                       14
         Section 7.04      Individual Rights of Trustee, Paying Agent and
                           Registrar.                                         14
         Section 7.05      Notice of Defaults.                                15
         Section 7.06      Reports by Trustee to Owners.                      15
         Section 7.07      Compensation and Indemnity.                        15
         Section 7.08      Replacement of Trustee, Paying Agent or Registrar. 15
         Section 7.09      Successor by Merger, etc.                          16
         Section 7.10      Eligibility; Disqualification.                     16
         Section 7.11      Preferential Collection of Claims Against
                           Corporation.                                       17
ARTICLE 8 - DISCHARGE OF INDENTURE                                            17
         Section 8.01      Termination of Corporation's Obligations.          17
         Section 8.02      Application of Trust Money.                        18
         Section 8.03      Repayment to Corporation.                          18
ARTICLE 9 - AMENDMENTS, SUPPLEMENTS AND WAIVERS                               18
         Section 9.01      Without Consent of Owners.                         18
         Section 9.02      With Consent of Owners.                            19
         Section 9.03      Revocation and Effect of Consents.                 19
         Section 9.04      Notation on or Exchange of Securities.             19
         Section 9.05      Trustee to Sign Amendments, etc.                   20
         Section 9.06      Future Certificates.                               20
         Section 9.07      Compliance with Trust Indenture Act.               20
ARTICLE 10 - MISCELLANEOUS                                                    20
         Section 10.01     Notices.                                           20

         Section 10.02     Communications by Security Owners with Other
                           Security Owners.                                   21

         Section 10.03     Certificate and Opinion as to Conditions
                           Precedent.                                         21

         Section 10.04     Statements Required in Certificate or Opinion.     21
         Section 10.05     When Securities Disregarded.                       22
         Section 10.06     Rules by Trustee, Paying Agent, Registrar.         22
         Section 10.07     Legal Holidays.                                    22
         Section 10.08     Governing Law.                                     22
         Section 10.09     No Adverse Interpretation of Other Agreements.     22
         Section 10.10     No Recourse Against Others.                        23
         Section 10.11     Successors.                                        23
         Section 10.12     Duplicate Originals.                               23
         Section 10.13     Trust Indenture Act Controls.                      23

                  PIF/CORNERSTONE MINISTRIES INVESTMENTS, INC.
           Reconciliation and Tie between Trust Indenture Act of 1939 and the Indenture dated as of June 14, 2002

       Trust Indenture Act Section                     Indenture Section
       ---------------------------                     -----------------

              ss. 310(a)(1)                                    7.10
                (a)(2)                                         7.10
                (a)(3)                                         N.A.
                (a)(4)                                         3.06
                (b)                                            7.08; 7.10; 10.01
                (c)                                            N.A.
              ss. 311(a)                                       7.11
                (b)                                            7.11
                (c)                                            N.A.
              ss. 312(a)                                       2.04
                (b)                                            10.02
                (c)                                            10.02
              ss. 313(a)                                       7.06
                (b)                                            7.06; 10.01
                (c)(1)                                         2.04; 7.06; 10.01
                (c)(2)                                         N.A.
                (c)(3)                                         2.04; 7.06; 10.01
                (d)                                            7.06
              ss. 314(a)                                       4.06, 10.01
                (b)                                            N.A.
                (c)(1)                                         10.03
                (c)(2)                                         10.03
                (c)(3)                                         N.A.
                (d)                                            N.A.
                (e)                                            10.04
                (f)                                            N.A.
              ss. 315(a)                                       7.01(2)
                (b)                                            7.05; 10.01
                (c)                                            7.01(1)
                (d)                                            7.01(3)
                (e)                                            6.11
              ss. 316(a)(last sentence)                        10.05
                (a)(1)(A)                                      6.05
                (a)(1)(B)                                      6.04
                (a)(2)                                         N.A.
                (b)                                            6.07
              ss. 317(a)(1)                                    6.03
                (a)(2)                                         6.09
                (b)                                            8.02; 10.01
              ss. 318(a)                                       10.13

N.A. means Not Applicable.
NOTE: This Reconciliation and Tie shall not, for any purpose, be deemed to be a part of the Indenture.

              TRUST INDENTURE dated as of June 27, 2002,  among  PIF/CORNERSTONE
              MINISTRIES,   INC.,  a  Georgia  corporation  ("Corporation")  and
              REGIONS BANK, an Alabama banking corporation (as "Trustee").

              Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Owners of the Corporation's Certificates ("Securities"):

              ARTICLE 1 - DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01  Definitions

              "Certificate" means any of the certificates of indebtedness issued from time to time hereunder.

              "Certificate Payment Fund" means the fund created with Paying Agent into which the Corporation shall pay not less than three (3) days prior to any principal and interest paying date an amount sufficient to make all principal and interest payments.

              "Certificated Security" means a Security represented by a physical certificate.

              "Corporation" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

              "Default" means any event which is, or after notice or lapse of time or both would be, an Event of Default. A Default hereunder shall constitute a default within the meaning of Section 315(c) of the TIA only if and when it constitutes an "Event of Default" hereunder.

              "Indenture" means this Indenture as amended or supplemented from time to time.

              "Obligations" means the principal and interest due and payable with respect to Certificates issued pursuant to this Indenture, all expenses and fees of Trustee, Paying Agent, and Registrar, and all debts, liabilities and obligations of the Corporation to the Trustee and Certificate Owners related to the Certificates, however evidenced and whether now existing or hereafter incurred, direct or indirect, matured or not matured, absolute or contingent, now due or hereafter to become due (including, without limitation, any and all costs and attorneys' fees incurred by the Trustee in the collection, whether by suit or by any other means, of any of the Obligations) and the extension or renewals of any of the foregoing.

              "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, or the Secretary of the Corporation.

              "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Corporation.

              "Owner" or "Security Owner" means the person in whose name a Registered Security is registered on Registrar's books.

              "Non-certificated Securities" means Securities registered as to ownership in book entry form only.

              "Principal" of a Security means the amount stated as principal on the face of the Security plus, when appropriate, the premium, if any, on the Security.

              "Registered Security" means Securities of the Corporation issued pursuant to this Indenture and fully registered on Registrar's books.

              "SEC" means the Securities and Exchange Commission.

              "Securities" means the Certificates, as amended or supplemented from time to time.

              "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.ss.ss.77aaa et. seq.) as in effect on the date of this Indenture, as amended from time to time.

              "Trustee" means the party named as such in this Indenture until the Trustee resigns or a successor replaces it, and thereafter means the successor.

              "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

Section 1.02  Other Definitions

                        Term                              Defined in Section
                        ----                              ------------------
                  "Bankruptcy Law"                               6.01
                  "Event of Default"                             6.01
                  "Legal Holiday"                               10.06
                  "U.S. Government Obligations"                  8.01
                  "Paying Agent"                                 2.03
                  "Registrar"                                    2.03

Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms in this Indenture have the following meanings:

              "Indenture Securities" means the Securities.

              "Obligor" on the Indenture Securities means the Corporation.

              All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute, or defined by SEC rule have the meanings assigned to them.

Section 1.04  Rules of Construction.

              Unless the context otherwise requires:

              (1)  a term has the meaning assigned to it;

              (2)  an  accounting  term not  otherwise  defined  has the meaning
                   assigned  to  it  in  accordance   with  generally   accepted
                   accounting principles;

              (3)  "or" is not exclusive; and

              (4) words in the singular include the plural, and in the plural include the singular.

                           ARTICLE 2 - THE SECURITIES

Section 2.01  Form and Dating.

              The Securities and Registrar's certificate of authentication shall be substantially in the form of Exhibit A or as otherwise provided in any amendment or supplement hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Corporation shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

              As permitted by Section 2.11 hereof, the Corporation does not plan to issue Certificated Securities but rather plans to issue Non-certificated Securities in book entry form.

Section 2.02  Execution and Authentication.

              Two Officers shall sign the Certificated Securities for the Corporation by facsimile signature. The Corporation's seal shall be reproduced on the Certificated Securities. If an Officer who signed a Certificated Security no longer holds that office at the time Registrar authenticates the Certificated Security, the Certificated Security shall be valid nevertheless.

              No Certificated Security shall be valid until Registrar manually signs the certificate of authentication on the Certificated Security or authorizes Registrar to register the Non-certificated Security in the official registry. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

              Registrar shall authenticate Securities for original issue in the aggregate principal amount of up to $45,000,000 upon a written order of the Corporation signed by two Officers or by an Officer and an Assistant Treasurer of the Corporation. The aggregate principal amount of Securities outstanding at any time may be increased pursuant to the provisions of Section 9.06 hereof.

Section 2.03  Agents.

              The Corporation shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and where Securities may be presented for payment ("Paying Agent"). Whenever the Corporation must issue or deliver Certificated Securities pursuant to this Indenture, the Registrar shall authenticate the Certificated Securities at the Corporation's request. The Trustee is also authorized pursuant to this Indenture to authenticate the Securities in substitution of the Registrar and may perform such ministerial function at the request of the Corporation in the Trustee's sole discretion and upon such terms and conditions as the Trustee may propose. The Registrar shall keep a register of the Securities and of their transfer and exchange.

              The Corporation may appoint more than one Registrar or Paying Agent. The Corporation shall notify the Trustee of the name and address of any Registrar or Paying Agent not a party to this Indenture. If the Corporation does not appoint a Registrar or Paying Agent, the Trustee may act as such, under terms and conditions acceptable to the Trustee. The Corporation plans to act as Paying Agent but may appoint another person. The initial Registrar is Transfer Online, Inc.

Section 2.04  Security Owner Lists.

              Registrar shall preserve, in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Security Owners. Registrar, on behalf of the Corporation, shall furnish to the Trustee, on or before each semiannual interest payment date, on August 1 of each year, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of each Security Owner.

Section 2.05  Registration, Transfer and Exchange.

              The Corporation will issue fully Registered Securities, although it does not presently plan to issue Certificated Securities (but reserves the right to). Registered Securities shall be the form of Exhibit A or as provided in any amendment or supplement hereto. The Securities will be initially issued only as Registered Securities.

              When a Certificated Security is presented to Registrar with a request to register the transfer, Registrar shall register the transfer as requested if the requirements of applicable law are met and, in the case of Non-certificated Securities, such other reasonable requirements adopted by the Registrar, consistent with its ordinary practice, to avoid fraud. To permit transfers and exchanges, the Corporation shall execute Securities at Registrar's request. Registrar may charge a reasonable fee for any transfer or exchange but not for any exchange pursuant to Section 2.09, 3.06 or 9.04.

Section 2.06  Replacement Securities.

              If the Owner of a Certificated Security claims that a Certificated Security has been lost, destroyed or wrongfully taken, Registrar shall issue and the Corporation shall execute a replacement Security. An indemnity bond must be delivered by the Owner to Registrar in an amount sufficient, in the judgment of Registrar, to protect the Corporation, the Trustee, Paying Agent, and Registrar from any loss which any of them may suffer if a Certificated Security is replaced. Registrar may charge for its expenses in replacing a Security.

Section 2.07  Outstanding Securities.

              Securities outstanding at any time are all Securities authenticated by Registrar or reflected on the books and records of the Registrar as outstanding, except for those canceled by it and those described in this Section. Securities outstanding include those held by the Corporation or its affiliates.

              If a Security is replaced pursuant to Section 2.06, it ceases to be outstanding unless Registrar receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

              If Paying Agent holds on a redemption date or maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue. Such Securities carry no rights except the right to receive payment.

              The Security Owner shall be treated as the owner of the Security for all purposes of this Indenture.

Section 2.08  Temporary Securities.

              Until definitive Securities are ready for delivery, the Corporation may prepare and Registrar shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Corporation considered appropriate for temporary Securities. Without unreasonable delay, the Corporation shall prepare and Registrar shall authenticate definitive Securities in exchange for temporary Securities.

Section 2.09  Cancellation.

              The Corporation at any time may direct Registrar to cancel unsold Securities or Securities owned by the Corporation. Registrar and no one else shall cancel and destroy Certificated Securities surrendered for transfer, exchange, payment or cancellation. The Corporation may not issue new Securities to replace Securities it has paid or delivered to Registrar for cancellation.

Section 2.10  Defaulted Interest.

              If and to the extent the Corporation defaults in a payment of interest on any Registered Securities, it shall pay the defaulted interest to the persons who are Security Owners on a subsequent special record date. The Corporation shall fix the record date and payment date. At least thirty (30) days before the record date, the Corporation shall mail to each Security Owner a notice that states the record date, the payment date, and the amount of defaulted interest to be paid. The Corporation may pay defaulted interest in any other lawful matter.

Section 2.11  Book Entry Form.

              Notwithstanding anything contained herein to the contrary, each of the Certificates issued hereunder may be issued in book entry form as a Non-certificated Security.

                             ARTICLE 3 - REDEMPTION

Section 3.01  Notices to Paying Agent.

              If the Corporation wants to redeem Securities pursuant to the terms of the Securities, it shall notify Paying Agent of the redemption date and the principal amount of Securities to be redeemed. If the Corporation wants to credit against such redemption any Securities it has not previously directed Registrar to cancel, it shall deliver such directions along with any Certificated Securities to be canceled. The Corporation shall give each notice provided for in this Section at least ten (10) days prior to the proposed date of mailing a notice of redemption as provided in Section 3.03.

Section 3.02  Selection of Securities to be Redeemed.

              If less than all the Securities are to be redeemed, Paying Agent shall select the Securities to be redeemed by a method Paying Agent considers fair and appropriate. Paying Agent shall make the selection from Securities outstanding and not previously called for redemption. Paying Agent may select for redemption portions of the principal of Securities that have a denomination larger than $500. Provisions of this Indenture that apply to whole Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.03  Notice of Redemption.

              At least thirty (30) days but not more than sixty (60) days before a redemption date, the Corporation shall mail and first publish notice of redemption as provided in Section 10.01.

              The notice shall identify the Securities to be redeemed and shall state:

              (1) the redemption date;

              (2) the redemption price as specified in the Securities;

              (3) The name and address of Paying Agent;

              (4) that  Certificated  Securities  called for redemption  must be surrendered to Paying Agent to collect the  redemption  price;
                  and

              (5) that  interest  ceases  to  accrue on  Securities  called  for redemption on and after the redemption date.

              At the Corporation's request, Paying Agent shall give the notice of redemption in the Corporation's name and at its expense.

Section 3.04  Deposit of Redemption Price.

              On or before the redemption date, the Corporation shall deposit with Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

Section 3.05  Effect of Notice of Redemption.

              Once  notice  of  redemption  is  given,   Securities  called  for
              redemption become due and payable on the redemption date and at the redemption price stated in the notice. Certificated Securities must be surrendered to Paying Agent. Securities shall be paid at the redemption price stated in the notice, plus interest accrued to the redemption date.

Section 3.06  Securities Redeemed in Part.

              Upon surrender of a Certificated Security that is redeemed in part only, Registrar shall authenticate for the Owner a new Certificated Security equal in principal amount to the unredeemed portion of the Certificated Security surrendered.

                              ARTICLE 4 - COVENANTS

Section 4.01  Payment of Securities.

              The Corporation shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. An installment of principal or interest shall be considered paid on the date it is due if Paying Agent holds on that date money designated for and sufficient to pay the installment and promptly thereafter pays such installment to Security Owners otherwise entitled thereto. To facilitate the payment of principal and interest, the Corporation has created with Paying Agent a Certificate Payment Fund into which the Corporation shall pay, not less than three (3) business days prior to any principal and interest paying date, an amount sufficient to make all principal and interest payments. Paying Agent will disburse from said fund all payments of principal and interest on Certificates, fiduciaries' fees and such other sums as are due and payable as provided herein.

              Paying Agent shall notify the Corporation of the amounts required to be deposited into said fund at least five (5) days prior to any principal and interest payment date.

              The Corporation shall pay interest on overdue principal at the rate borne by the Securities; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02  Books and Records.

              The Corporation covenants and agrees that it will, at all times and from time to time, permit the Trustee and its agents or accountants to have access to and to inspect and make extracts from, the Corporation's books, accounts, papers, documents and memoranda pertinent to any of the covenants, conditions and agreements of this Indenture in respect of the Securities.

Section 4.03  Use of Proceeds.

              The Corporation hereby covenants to use the proceeds from the sale of the Securities in accordance with the terms and conditions set forth in the Prospectus of the Corporation with respect to the Securities.

Section 4.04  Corporate Existence.

              Subject to Article 5 hereof, the Corporation will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises; provided, however, that the Corporation shall not be required to preserve any right or franchise if it shall determine that the preservation is no longer desirable in the conduct of the Corporation's business and that the loss will not be disadvantageous in any material respect to the Owners.

Section 4.05  Compliance Certificate.

              The Corporation shall deliver to the Trustee within one hundred twenty (120) days after the end of each fiscal year of the Corporation an Officers' Certificate stating whether the signers know of any Default by the Corporation under this Indenture. If they do know of such a Default, the certificate shall describe the Default. The Officers' Certificate need not comply with Section
              10.04. The first Officers' Certificate shall be delivered to the Trustee by April 30, 2003.

Section 4.06  SEC Reports.

              The Corporation shall file with the Trustee, within fifteen (15) days after filing same with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Corporation is required to file with the SEC pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934. The Corporation also shall comply with the other provisions of TIA Section 314(a).

Section 4.07  Notices of Certain Events.

              The Corporation shall give prompt written notice to the Trustee and any Paying Agent of (i) any failure to pay principal or interest on any Security when due, (ii) any Default and (iii) any cure or waiver of any Default.

                        ARTICLE 5 - SUCCESSOR CORPORATION

Section 5.01  When Corporation May Merge, etc.

              The Corporation shall not consolidate with or merge into, or transfer all or substantially all of its assets to, another corporation or entity unless the resulting, surviving or transferee corporation or entity assumes by supplemental Indenture all the obligations of the Corporation under the Securities and this Indenture. No consent of any Security Owner or Trustee is required with respect to any such consolidation, merger or transfer that complies with the previous sentence.

                        ARTICLE 6 - DEFAULTS AND REMEDIES

Section 6.01  Events of Default.

              An "Event of Default" occurs if:

              (1) the Corporation fails to pay interest on any Security when the same becomes due and payable and such failure continues for a period of sixty (60) days;

              (2) the Corporation fails to pay the principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise and such failure continues for a period of sixty (60) days;

              (3) the Corporation fails to comply with any of its other agreements in connection with the Securities or this Indenture and such failure continues for the period and after the notice specified below;

              (4) the Corporation, pursuant to or within the meaning of any Bankruptcy Law:

                   (A) commences a voluntary case;

                   (B) consents  to the entry of an order for relief  against it in an involuntary case;

                   (C) consents to the  appointment  of a Custodian of it or for any substantial part of its property;

                   (D) makes  a  general  assignment  for  the  benefit  of  its creditors; or

                   (E) fails generally to pay its debts as they become due; or

              (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                   (A) is for relief  against the  Corporation in an involuntary case;

                   (B) appoints  a  Custodian  of the  Corporation  or  for  any substantial part of its property; or

                   (C) orders the liquidation of the Corporation;  and the order or decree remains unstated and in effect for ninety (90) days.

              The term "Bankruptcy Law" means title 11, United States Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy law.

              Paying Agent and Registrar shall promptly notify Trustee in writing of the occurrence of any Default.

              A Default under clause (3) above is not an Event of Default until the Trustee notifies the Corporation of such Default and the Corporation does not cure such Default within ninety (90) days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

Section 6.02  Acceleration.

              If an Event of Default occurs and is continuing, and the Trustee has been made aware thereof, the Trustee, by notice to the Corporation or the Owners of at least twenty five percent (25%) in principal amount of the Securities by notice to the Trustee and the Corporation, may declare the principal of and accrued interest on all the Securities to be due and payable immediately. Upon a declaration, such principal and interest shall be due and payable immediately. Notwithstanding the foregoing, if, at any time after the principal of the Securities has been declared due and payable, all Defaults have been cured and all amounts in respect of which the Corporation shall be in Default, together with the expenses and reasonable charges of the Trustee, Paying Agent and/or Registrar and reasonable attorneys' fees, with interest at a rate equal to two (2) percentage points in excess of the highest rate on any of the Certificates on such expenses, charges and fees, then the Obligations shall be deemed reinstated in accordance with the original terms.

Section 6.03  Remedies.

              If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

              The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceedings. A delay or omission by the Trustee or any Security Owner in exercising any right or remedy accruing upon an Event of Default shall not impair such right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04  Waiver of Past Defaults.

              Subject to Section 9.02 hereof, the Owners of a majority in principal amount of the Securities, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences. When a Default or Event of Default is waived, it is cured and stops continuing.

Section 6.05  Control by Majority.

              The Owners of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of other Security Owners, or that may involve the Trustee in personal liability or expense for which the Trustee has not received a satisfactory indemnity.

Section 6.06  Limitation on Suits.

              A Security Owner may not pursue any remedy with respect to this Indenture or the Securities unless:

              (1) the Owner gives to the Trustee written notice of a continuing Event of Default;

              (2) the Owners of at least a majority in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

              (3)  such  Owner  or  Owners   offer  to  the  Trustee   indemnity
                   satisfactory to the Trustee against any loss, liability or expense; and

              (4)  the Trustee  does not comply with the  request  within  sixty
                   (60) days after receipt of the request and the offer of indemnity.

              A Security Owner may not use this Indenture to prejudice the rights of another Security Owner or to obtain a preference or priority over any other Security Owner.

Section 6.07  Rights of Owners to Receive Payment.

              Notwithstanding any other provision of this Indenture, the right of any Owner of a Security to receive when due under the terms of the Security payment of principal and interest on the Security, or to bring suit for the enforcement of any such payment on or after such respective due dates, shall not be impaired or affected without the consent of the Owner of the Security.

Section 6.08  Limited Liability.

              The Securities are general obligations of the Corporation, and no entity other than the Corporation shall have any liability for repayment of the Securities.

Section 6.09  Trustee May File Proofs of Claim.

              The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Security Owners allowed in any judicial proceedings relative to the Corporation, its creditors or its property.

Section 6.10  Priorities.

              If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

              First: for amounts due under Section 7.07 (other than to the Corporation);

              Second: to Security Owners for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

              Third: to the Corporation.

              The Trustee may fix a record date and payment date for any payment to Security Owners.

Section 6.11  Undertaking for Costs.

              In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit brought by a Owner of Securities pursuant to Section 6.07, or a suit by Owners of more than ten percent (10%) in principal amount of the Securities.

                 ARTICLE 7 - TRUSTEE, PAYING AGENT AND REGISTRAR

Section 7.01  Duties.

              (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

              (2) Except during the continuance of an Event of Default:

                   (A) The  Trustee  need  perform  only those  duties  that are specifically  set forth in this  Indenture and no others;
                       and

                   (B) In the  absence  of bad faith on its part,  the  Trustee,
                       Paying Agent or Registrar may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to it and conforming to the requirements of this Indenture. The Trustee, Paying Agent or Registrar, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

              (3) Neither Trustee, Paying Agent nor Registrar may be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                   (A) This paragraph does not limit the effect of paragraph (2)
                       of this Section 7.01;

                   (B) Neither  Trustee,  Paying  Agent nor  Registrar  shall be liable for any error of judgment made in good faith, unless it is proved that the such entity was negligent in ascertaining the pertinent facts; and

                   (C) Neither  Trustee,  Paying  Agent nor  Registrar  shall be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.05 or 6.06.

              (4) Every provision of this Indenture that in any way relates to Trustee, Paying Agent or Registrar is subject to this Section 7.01.

              (5) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

              (6) Neither Trustee, Paying Agent nor Registrar shall be liable for interest on any money received by it except as otherwise agreed with the Corporation.

Section 7.02  Rights of Trustee, Paying Agent and Registrar.

              (1) Trustee, Paying Agent or Registrar may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. It need not investigate any fact or matter stated in the document.

              (2) Before a Trustee, Paying Agent or Registrar acts or refrains from acting, it may require an Officers' Certificate or an opinion of counsel. Neither Trustee, Paying Agent or Registrar shall be liable for any action it takes or omits to take in good faith in reliance on such an Officer's Certificate or opinion.

              (3) Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

              (4) Neither Trustee, Paying Agent nor Registrar shall be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

Section 7.03  Disclaimers.

              Neither Trustee, Paying Agent nor Registrar makes any representation as to the validity or adequacy of this Indenture or the Securities, nor shall it be accountable for the Corporation's use of the proceeds from the Securities, nor shall it be responsible for any statement in the Securities, other than its certificate of authentication, or in any prospectus used in the sale of the Securities, other than statements provided in writing by such entity for use in such prospectus.

Section 7.04  Individual Rights of Trustee, Paying Agent and Registrar.

              Trustee, Paying Agent or Registrar, each in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Corporation with the same rights it would have if it were not Trustee, Paying Agent or Registrar.

Section 7.05  Notice of Defaults.

              If any Default occurs and is continuing, and if it is known to the Trustee, the Trustee shall mail and first publish as provided in
              Section 10.01 notice of the Default within ninety (90) days after it occurs. Except in the case of a Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Security Owners.

Section 7.06  Reports by Trustee to Owners.

              Within sixty (60) days after each August 1, beginning with the August 1 following the date of this Indenture, the Trustee shall provide to the Security Owners specified in TIA Section 313(c) a brief report dated as of such August 1 that complies with TIA
              Section 313(a). The Trustee also shall comply with TIA Section 313(b).

              If required by the TIA, a copy of each report at the time of its mailing to Security Owners shall be filed with the SEC.

Section 7.07  Compensation and Indemnity.

              The Corporation shall pay to the Trustee, Paying Agent and Registrar from time to time reasonable compensation for their services as set forth in separate agreements. The Corporation shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by Trustee. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents, attorneys and accountants. The Corporation shall indemnify the Trustee against any loss or liability incurred in connection with providing services hereunder. Trustee shall notify the Corporation promptly of any claim for which it may seek indemnity or reimbursement. The Corporation shall defend the claims and the Trustee shall cooperate in such defense. The Trustee may have separate counsel and the Corporation shall pay the reasonable fees and expenses of such counsel. The Corporation need not pay for any settlement made without its consent; provided, however, the Trustee may settle actions in its reasonable and good faith discretion if it has a good faith and reasonable belief that the Corporation will otherwise be unable to provide adequate indemnification. The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by Trustee through its own negligence or bad faith.

              To secure the Corporation's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all trust monies.

Section 7.08  Replacement of Trustee, Paying Agent or Registrar.

              The Trustee, Paying Agent or Registrar may resign by so notifying the Corporation. The Corporation may at any time without cause remove Trustee, Paying Agent or Registrar by so notifying the removed entity. The Corporation or the Owners of a majority in principal amount of the Securities may appoint a successor Trustee, Paying Agent or Registrar with the Corporation's consent or may remove Trustee, Paying Agent or Registrar if:

              (1) the Trustee, Paying Agent or Registrar is adjudged a bankrupt or an insolvent;
              (2)  a  receiver  or other  public  officer  takes  charge  of the
                   Trustee, Paying Agent or Registrar or its property; or
              (3)  the  Trustee,  Paying Agent or  Registrar  otherwise  becomes incapable of acting.

              If the Trustee, Paying Agent or Registrar resigns or is removed or if a vacancy exists in the office of Trustee, Paying Agent, or Registrar for any reason, the Corporation shall promptly appoint a successor.

              A successor Trustee, Paying Agent or Registrar shall deliver a written acceptance of its appointment to the retiring Trustee, Paying Agent or Registrar and to the Corporation. Immediately thereafter, the retiring Trustee, Paying Agent or Registrar shall transfer all property held by it hereunder to the successor Trustee, Paying Agent or Registrar, the resignation or removal of the retiring Trustee, Paying Agent or Registrar shall become effective, and the successor Trustee, Paying Agent or Registrar shall have all the rights, powers and duties of the prior Trustee, Paying Agent or Registrar, as the case may be, under this Indenture. A successor Trustee, Paying Agent or Registrar shall give notice of its succession to each Security Owner as provided in Section 10.01.

              If a successor Trustee, Paying Agent or Registrar does not take office within sixty (60) days after its predecessor resigns or is removed, the retiring Trustee, Paying Agent or Registrar, the Corporation or the Owners of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor.

Section 7.09  Successor by Merger, etc.

              If a Trustee, Paying Agent or Registrar consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor.

Section 7.10  Eligibility; Disqualification.

              This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $500,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9).

Section 7.11  Preferential Collection of Claims Against Corporation.

              The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                       ARTICLE 8 - DISCHARGE OF INDENTURE

Section 8.01  Termination of Corporation's Obligations.

              The Corporation at any time may terminate its obligation to pay an installment of principal or interest if it deposits with the Trustee money or U.S. Government Obligations sufficient to pay the installment when due. The Corporation shall designate the installment.

              The Corporation at any time may terminate all of its obligations under the Securities and this Indenture (except under Section 7.07 and with respect to the registration of transfer or exchange provide herein) if it deposits with Trustee money or U.S. Government Obligations in an amount necessary to satisfy all Obligations thereunder and hereunder. The Corporation's obligations with respect to registration of transfer or exchange shall terminate when the Securities are no longer outstanding. Thereafter, the Corporation's obligations in Section 7.07 hereof shall survive.

              Before or after a deposit the Corporation may make arrangements satisfactory to Trustee for the redemption of Securities at a future date in accordance with Article 3 hereof.

              After a deposit pursuant to the second paragraph of this Section 8.01, the Trustee shall acknowledge in writing the discharge of the Corporation's obligations under the Securities and this Indenture except for those surviving obligations specified above.

              An installment of principal or interest due on a Security shall be considered paid on the date such installment is due if the Trustee or Paying Agent holds on that date money sufficient to pay the installment.

              In order to have money available on payment dates to pay principal or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment dates in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

              "U.S. Government Obligations" means:

              (1) direct obligations of the United States for the payment of which its full faith and credit is pledged; or

              (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States.

Section 8.02  Application of Trust Money.

              Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. Trustee shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal and interest on the Securities. Paying Agent shall notify the Trustee of any Default by the Corporation in making such payments.

Section 8.03  Repayment to Corporation.

              Trustee and Paying Agent shall promptly pay to the Corporation any excess money or securities held by it at any time unless the Trustee otherwise has valid claims under Section 7.07 hereof or otherwise under this Indenture. Trustee and Paying Agent shall pay to the Corporation any money held by it for the payment of principal or interest that remains unclaimed for two (2) years.

                 ARTICLE 9 - AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01  Without Consent of Owners.

              The Corporation may amend or supplement this Indenture or the Securities without notice to or consent of any Security Owner:

              (1)  to cure any ambiguity, omission, defect or inconsistency;

              (2) to make any change that does not adversely affect the rights of any Security Owner in any material respect;

              (3)  to issue additional Certificates of any series hereunder;

              (4) to authorize additional series or classes of indebtedness hereunder and to incur any amount of indebtedness, whether secured or unsecured; or

              (5) to evidence the succession of a successor corporation or other entity to the Corporation and the assumption by such successor of the covenants of the Corporation herein and in the Securities.

              The Trustee may waive compliance by the Corporation with any provision of this Indenture or the Securities without notice to or consent of any Security Owner if the waiver does not adversely affect the rights of any Security Owner.

Section 9.02` With Consent of Owners.

              The Corporation may amend or supplement this Indenture or the Securities without notice to any Security Owner but with the written consent of the Owners of not less than a majority in principal amount of the Securities. The Owners of a majority in principal amount of the Securities may waive compliance by the Corporation with any provision of this Indenture or the Securities without notice to any Security Owner. Without the consent of each Security Owner affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

              (1) reduce the amount of Securities whose Owners must consent to an amendment, supplement or waiver;
              (2) reduce the rate or extend the time for payment of interest on any Security;
              (3) reduce the principal of or extend the fixed maturity of any Security;
              (4) make any Security payable in money other than that stated in the Security; or
              (5) waive a Default on payment of principal or of interest on any Security.

Section 9.03  Revocation and Effect of Consents.

              Any consent to an amendment, supplement or waiver by a Security Owner shall bind the Owner and every subsequent Security Owner or portion of a Security that evidences the same debt as the consenting Owner's Security, even if notation of such consent is not made on any Security. Any such Owner or subsequent Owner, however, may revoke such consent as to his or her Security or portion of a Security. The Trustee must receive the notice of such revocation before the date the amendment, supplement or waiver becomes effective.

              After an amendment, supplement or waiver becomes effective, it shall bind every Security Owner unless it makes a change described in clauses (2), (3), (4), or (5) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Owner of a Security who has consented to it and every subsequent Owner of a Security or portion of a Security that evidences the same debt as the consenting Owner's Security.

Section 9.04  Notation on or Exchange of Securities.

              If an amendment, supplement or waiver changes the terms of a Security, the Corporation may require the Owner of a Certificated Security to deliver it to Registrar. Registrar may place an appropriate notation on the Certificated Security about the changed terms and return it to the Owner. Alternatively, if the Corporation or Registrar so determine, the Corporation in exchange for the Certificated Security shall issue and Registrar shall authenticate a new Certificated Security that reflects the changed terms.

Section 9.05  Trustee to Sign Amendments, etc.

              The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights of the Trustee or materially increase its responsibilities hereunder and is otherwise in compliance with the terms and conditions of the Indenture, the TIA and applicable law. If it would have such an adverse effect, the Trustee may but need not sign such amendment, supplement or waiver. The Corporation may not sign an amendment or supplement until the Board of Directors of the Corporation approves it.

Section 9.06  Future Certificates.

              The  Corporation   shall  have  the  right  to  issue   additional
              Certificates hereunder and to authorize additional series of certificates of indebtedness provided the Corporation is not in default under any provision of this Indenture. Such additional Certificates and/or series of certificates of indebtedness shall be issued pursuant to resolution duly adopted by the governing body of the Corporation; provided, however, that the additional Certificates and series of indebtedness are issued pursuant to a supplement to this Indenture. An executed copy of said supplemental Indenture, signed by the Corporation and the Trustee shall serve as a modification of this Indenture. Such additional Certificates shall be of equal standing and priority with all other series of Certificates issued hereunder.

Section 9.07  Compliance with Trust Indenture Act.

              Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

                           ARTICLE 10 - MISCELLANEOUS

Section 10.01 Notices.

              Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

              if to the Corporation:

                                PIF/Cornerstone Ministries Investments, Inc.
                                6030 Bethelview Road, Suite 203
                                Cumming, Georgia 30040
                                Attention: John T. Ottinger

              if to the Trustee:

                                Regions Bank
                                60 Commerce Street
                                Montgomery, Alabama  36104
                                Attention: Robert B. Rinehart

              The Corporation or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

              Any  notice  or   communication   to  Security   Owners  shall  be
              sufficiently given if mailed by first class mail to each Security Owner.

              Any notice or communication mailed to a Security Owner shall be mailed to him at his address as it appears on the lists or registration books of Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

              Failure to give notice or communication to a Security Owner or any defect in it shall not affect its sufficiency with respect to other Security Owners. If a notice or communication is mailed, it is duly given, whether or not the Security Owner receives or reads it.

Section 10.02 Communications by Security Owners with Other Security Owners.

              Security Owners may communicate, pursuant to TIA Section 312(b), with other Security Owners with respect to their rights under this Indenture. Except as to any notice to the Trustee or to the Corporation, which is deemed given only when received, if any notice or communication is mailed in the manner provided in
              Section 10.01 hereof, it is deemed duly given, whether or not the addressee receives such notice or communication.

Section 10.03 Certificate and Opinion as to Conditions Precedent.

              Upon any request or application by the Corporation to Trustee, Paying Agent or Registrar to take any action under the Indenture, the Trustee may require that the Corporation shall furnish to the Trustee, Paying Agent or Registrar:

              (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

              (2) an opinion of counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

              Each opinion of counsel shall be in writing. The legal counsel who renders it may be an employee of or counsel to the Corporation. The legal counsel shall be acceptable to the Trustee, Paying Agent or Registrar.

Section 10.04 Statements Required in Certificate or Opinion.

              Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

              (1) a statement that the person making such certificate or opinion has read such covenant or condition;

              (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 10.05 When Securities Disregarded.

              In determining whether the Owners of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Corporation or by a person, directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Furthermore, subject to the foregoing only, Securities outstanding at the time shall be considered in any such determination.

Section 10.06 Rules by Trustee, Paying Agent, Registrar.

              The Trustee may make reasonable rules for the administration of this Indenture. Such rules may cover matters relating to actions by or a meeting of Security Owners. Paying Agent or Registrar may make reasonable rules for its functions.

Section 10.07 Legal Holidays.

              A "Legal Holiday" is a Saturday, Sunday, a legal holiday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 10.08 Governing Law.

              This Indenture and the Securities shall be governed by the laws of the State of Georgia.

Section 10.09 No Adverse Interpretation of Other Agreements.

              This Indenture may not be used to interpret another indenture, loan or debt agreement of the Corporation. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.10 No Recourse Against Others.

              A director, officer, employee or stockholder, as such, of the Corporation shall not have any liability for any obligations of the Corporation under Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Security Owner by accepting any of the Securities waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

Section 10.11 Successors.

              All agreements of the Corporation in this Indenture and the Securities shall bind its successor. All agreements of the Trustee or Registrar and Paying Agent in this Indenture shall bind their successors.

Section 10.12 Duplicate Originals.

              The parties may sign any number of copies of this Indenture. Each sign copy shall be an original, but all of them taken together represent but one and the same agreement.

Section 10.13 Trust Indenture Act Controls.

              If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                                   SIGNATURES

PIF/CORNERSTONE MINISTRIES INVESTMENTS, INC.     REGIONS BANK

By:  S/John T. Ottinger                          By: S/Robert B. Rinehart
Title: Vice President and                        Title: Senior Vice President
Chief Operating Officer                          and Corporate Trust Manager

                                    EXHIBIT A

                           Certificate of Indebtedness

No. ________________                                           $________________

PIF/CORNERSTONE MINISTRIES INVESTMENTS, INC. ("Issuer" or "we" and related pronouns) promises to pay to ____________________________ or registered assigns ("you" or "holder"), the principal sum of __________________________ Dollars ($__________).

Taxpayer I.D. Number: __________________ CUSIP Number:_________________.

This  Certificate of Indebtedness  may evidence (1) a 9% five-year  certificate,
(2) an access certificate, or (3) a graduated certificate, in each case, as described in the prospectus under which such certificate is sold. This Certificate of Indebtedness evidences a: _____________________.

Generally, Certificates of Indebtedness will be registered in book entry form only and the investor will receive only a written confirmation of their investment, and not an actual certificate. We issue Certificates of Indebtedness under a Trust Indenture; the trustee under the Trust Indenture is Regions Bank.



                                                  Dated:_________________, 2002



__________________________, as [Registrar]       PIF/CORNERSTONE MINISTRIES
[Trustee],  certifies  that this is one of       INVESTMENTS, INC.
the Certificates  referred to in the Trust
Indenture.



By:_________________________________             By:____________________________
Name:                                            Name:
Title:                                           Title:
                                                               [SEAL]
                 [SEAL]

[Back of Certificate]

The registered owner of this Certificate shall be entitled to all the rights and privileges and subject to the conditions, limitations and agreements set forth in the Trust Indenture executed in connection with the offering of the securities described on the front side of this Certificate, the terms, covenants, conditions and agreements of such Trust Indenture being incorporated herein by this reference.

The Issuer will furnish to any Certificate owner upon written request and without charge a copy of the Trust Indenture. Requests may be made to John T. Ottinger, Cornerstone Ministries Investments, Inc., 6030 Bethelview Road, Suite 101, Cumming, Georgia 30040.

This Certificate is non-negotiable.

Abbreviations. Customary abbreviations may be used in the name of a Certificate owner or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (- Uniform Gifts to Minors
Act).